As filed with the U.S. Securities and Exchange Commission on January 28, 2026.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

York Space Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	3761	39-4190941
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6060 S Willow Drive

Greenwood Village, CO 80111

720-537-2655

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dirk Wallinger

Chief Executive Officer

6060 S Willow Drive

Greenwood Village, CO 80111

720-537-2655

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C. Kevin M. Frank Ashley Sinclair Kirkland & Ellis LLP 333 West Wolf Point Plaza Chicago, IL 60654 (312) 862-2000	Michael Kaplan Stephen Byeff Steven Glendon Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-291581

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with respect to the registration of 2,875,000 additional shares of common stock (which includes 375,000 shares of common stock that may be sold as part of the underwriters’ option to purchase additional shares) of York Space Systems Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (File No. 333-291581), initially filed by York Space Systems Inc. (f/k/a Yellowstone Midco Holdings II, LLC) with the U.S. Securities and Exchange Commission (the “Commission”) on November 17, 2025, as amended (the “Prior Registration Statement”), and which was declared effective on January 28, 2026, including the exhibits thereto, are incorporated herein by reference.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on January 29, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the registrant on January 16, 2026 (File No. 333-291581) and incorporated herein by reference)

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP, independent registered accounting firm for Yellowstone Midco Holdings, LLC

23.3	Consent of Grant Thornton LLP, independent registered accounting firm for Yellowstone Midco Holdings II, LLC

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenwood Village, State of Colorado, on January 28, 2026.

York Space Systems Inc.

By:	/s/ Dirk Wallinger
Dirk Wallinger
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dirk Wallinger Dirk Wallinger	Chief Executive Officer & Director (Principal Executive Officer)	January 28, 2026

/s/ Kevin Messerle Kevin Messerle	Chief Financial Officer (Principal Financial Officer)	January 28, 2026

/s/ Brian Frantz Brian Frantz	Chief Accounting Officer (Principal Accounting Officer)	January 28, 2026

/s/ Kirk Konert Kirk Konert	Director	January 28, 2026

/s/ Andrew Boyd Andrew Boyd	Director	January 28, 2026

/s/ Reggie Brothers Reggie Brothers	Director	January 28, 2026

/s/ Tamra Erwin Tamra Erwin	Director	January 28, 2026

/s/ Tyler Letarte Tyler Letarte	Director	January 28, 2026

/s/ General (RET) James McConville General (RET) James McConville	Director	January 28, 2026